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                                  EXHIBIT 23.1

                         Consent of Arthur Andersen LLP


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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Pennsylvania Real Estate Investment Trust:

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3, of our reports dated October 24, 1994, included or incorporated by reference in Pennsylvania Real Estate Investment Trust's annual report on Form 10-K for the fiscal year ended August 31, 1994, and to all references to our Firm included in this registration statement.



                                                        ARTHUR ANDERSEN LLP





Philadelphia, Pa.,
    July 18, 1995